EXHIBIT 99.1

                             JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $0.001 par value per share of Electronic Sensor Technology, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby executed this Agreement this 8th day of April, 2008

                           HALFMOON BAY CAPITAL LTD


                           /s/ Philip Yee
                           -----------------------------------------------------
                           Name:  Philip Yee
                           Title: Attorney-in-Fact


                           By: /s/ Philip Yee
                               -------------------------------------------------
                           Name:  Philip Yee
                           Title: Attorney-in-Fact for Wan Azmi Wan Hamzah